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                                                                    Exhibit 3.55

                            CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                       OF

               HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, the undersigned, H. Robert Jochem and Michael L. Sklar, being respectively the Vice-President and the Assistant Secretary of Holiday Health & Fitness Centers of New York, Inc. hereby certify:

     1. The name of the corporation is Holiday Health & Fitness Centers of New York, Inc.

     2. The certificate of incorporation of said corporation was filed by the Department of State on the November 26, 1982.

     3. (a) The certificate of incorporation is amended to provide for the issuance of preferred stock.

        (b) To effect the foregoing, Article Fourth relating to the aggregate number of shares issued is amended and a new Article Fifth is hereby added to read as follows:

     "ARTICLE FOURTH:

     CAPITAL STOCK

     The aggregate number of shares which this corporation shall have the authority to issue is 71,000. The Corporation shall have the authority to issue shares of Common Stock and Preferred Stock, the maximum number and par value of each to be as follows:

     a. 70,000 number of shares of $100.00 par value Preferred Stock; and
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     b. 1,000 shares of $1.00 par value Common Stock.

     ARTICLE FIFTH:

     Preferences, Limitations and Relative Rights of Shares of Preferred Stock.

     1. ISSUANCE OF PREFERRED SHARES. The aggregate number of Preferred Stock which the corporation may have authority to issue shall be 70,000 shares having a par value of One Hundred Dollars ($100.00) per share.

     2. NO VOTING RIGHTS. No voting rights shall attach to the shares of Preferred Stock.

     3. DIVIDENDS. Each holder of shares of Preferred Stock shall be entitled to receive for each fiscal year of the corporation preferential dividends, payable either in cash or property, out of any assets of the corporation available for dividends pursuant to the New York Business Corporation Law, at a rate equal to 13-1/2% per annum. Each holder of Preferred Stock shall be entitled to receive the dividends stated above and no more, which dividends shall be payable annually, semi-annually, or quarterly on such dates as may be determined by the Board of Directors in its sole discretion. Dividends on each share of Preferred Stock shall accumulate from the date of issue of such share, from year to year, until paid so that, as long as any shares of preferred stock are outstanding, if at any time all dividends on the Preferred Stock for all prior dividend periods shall not have been paid, or if all dividends on the Preferred Stock for the then current dividend period shall not have been paid or shall not have been declared with the sum sufficient for the payment thereof set apart, whether or not there shall be assets of the corporation available for payment of such dividends under the laws of the State of New York then:

     (i) No dividends shall be declared or paid on any other distribution ordered or made upon the Common Stock other than dividends payable solely in Common Stock;
          and

     (ii) No shares of Common Stock of this corporation shall be redeemed, purchased or acquired by this corporation or any subsidiary of this corporation.

     4. UPON LIQUIDATION, DISSOLUTION, MERGER OR REORGANIZATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to be paid One Hundred Dollars ($100.00) for
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each share of Preferred Stock, plus accumulated dividends thereon up to the date of such liquidation, dissolution, or winding up of this corporation, whether or not this corporation shall have a surplus or earnings available for dividends, and no more. After payment to the holders of the shares of Preferred Stock of the amount payable to them as above set forth, the remaining assets of this corporation shall be payable to and distributed ratably among the holders of record of the shares of Common Stock. If, upon such liquidation, dissolution, or winding up, the assets of the corporation distributable to the holdings of shares of Preferred Stock shall be insufficient to permit the payment to them of the entire amount to which they are entitled to hereunder, the entire assets of this corporation shall be distributed ratably among the holders of the shares of Preferred Stock.

     In the event of any merger or consolidation of this corporation in which this corporation shall not be the surviving entity, or in the event of any recapitalization or reorganization of this corporation, any such transaction must be structured so that the fair market value of the consideration receivable in such transaction by or allocable to the holders of the Preferred Stock shall be equal to the liquidation preference of the Preferred Stock determined in accordance with the preceding paragraph.

     5. REDEMPTION. Preferred Stock may be redeemed or purchased for redemption by this corporation in accordance with the following plan. Unless specifically prohibited by the New York Business Corporation Law, Preferred Stock may be redeemed at any time at the option of the Board of Directors. In case less than all of the outstanding shares of Preferred Stock are to be redeemed, the Board of Directors shall determine the number of shares to be redeemed and the holder or holders whose shares are to be redeemed. Notice of such redemption shall be mailed to such holder or holders at the address shown on the books of the corporation at least thirty (30) prior to the date fixed for redemption in such notice. The redemption price payable by the corporation shall be One Hundred Dollars ($100.00) per share plus any and all declared or accumulated or unpaid dividends on the date of such redemption and such redemption price shall be paid by the corporation to such holder or holders on the redemption date set forth in the notice of redemption. From and after the date fixed in any such notice as the date for redemption, no further dividends shall be declared or paid on the shares so called for redemption and all rights of the holder or holders thereof as stockholders of the corporation shall cease and terminate, except their right to receive the amount payable on such redemption, unless the corporation shall fail to pay the redemption price on the date fixed for redemption. The corporation may, at any time and unless specifically prohibited by the New York Business Corporation Law, purchase for retirement from one or more holders thereof is determined by the Board of Directors of the corporation any or all of the shares of outstanding Preferred Stock at a price not to exceed

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the redemption price stated above. All shares redeemed or purchased may be either cancelled and retired or held by the corporation as treasury shares.

     6. NO PREEMPTIVE RIGHTS. No preferred stockholders of this corporation shall, because his or its ownership of Preferred Stock have any preemptive or other right to purchase, subscribe for or take any part, pro rata or otherwise, of any securities, equity, debt or otherwise, or options, rights or warrants to purchase any such securities issued or sold by this corporation, whether for cash or for property, and whether or not hereafter authorized."

     4. Articles Fifth and Sixth shall be hereinafter referred to as Articles Sixth and Seventh.

     5. The amendments were authorized in the following manner: by unanimous written consent of all of the Shareholders and Board of Directors.

     IN WITNESS WHEREOF, we have signed this certificate on the 1st day of May, 1987 and we affirm the statements contained therein as true under penalties of perjury.


                                           /s/ H. Robert Jochem
                                           -------------------------------------
                                           H. Robert Jochem, Vice President


                                           /s/ Michael L. Sklar
                                           -------------------------------------
                                           Michael L. Sklar, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                       OF

               HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW















COUNSEL:  Patricia A. Stanis
          Lurie, Sklar & Simon
          180 North Michigan Avenue
          Suite 200
          Chicago, Illinois 60602

                         CERTIFICATION OF INCORPORATION

                                       OF

               HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


     I, THE UNDERSIGNED, being over eighteen years of age, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

FIRST:    The name of the corporation is:

          Holiday Health & Fitness Centers of New York Inc.

SECOND: The purposes for which it is formed are: to own and operate health club facilities and to do any and all acts incidental thereto permitted under Section 202 of the Business Corporation Law.

THIRD:    The office of the corporation is to be located in the City of New
          York,       Country of New York, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary


                                       1
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          of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

     IN WITNESS WHEREOF, I have made and signed this certificate this 15th day of November, A.D. 1982 and I affirm the statements contained therein as true under penalties of perjury.


                                               /s/ H. Robert Jochem
                                               ---------------------------------
                                               H. Robert Jochem
                                               Suite 2810
                                               2029 Century Park East
                                               Los Angeles, CA 90067

                          CERTIFICATE OF INCORPORATION

                                       OF

               HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW




















                                                           [STAMP OF
                                                       STATE OF NEW YORK
                                                      DEPARTMENT OF STATE]




                                            COUNSEL:  Patricia A. Stanis
                                                      Fohrman, Lurie, Sklar,
                                                        & Simon, Ltd.
                                                      Suite 2000
                                                      180 N. Michigan Avenue
                                                      Chicago, IL 60601